THRIVENT SERIES FUND, INC.

Form N-SAR for

Fiscal Period Ended 6-29-12

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT SERIES FUND, INC.

Transactions Effected Pursuant to Rule 10f-3

For the six month period ending June 30, 2012

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issue Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	01/25/2012	40053FAA6	GRUPO AVAL LTD	Y	99.458	200,000	600,000,000	0.0330%	JP MORGAN	GOLDMAN SACHS & CO, JP MORGAN, CORFICOLOMBIANA	Underwriting commission 0.400%
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	04/19/2012	45672H104	INFOBLOX, INC.	Y	16.00	4,892	7,500,000	0.0652%	MORGAN STANLEY & CO, LLC	GOLDMAN SACHS & CO, JMP SECURITIES, MORGAN STANLEY & CO, PACIFIC CREST SECURITIES, INC, STEPHENS, INC, UBS AG	Underwriting commission $1.12
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	05/17/2012	30303M102	FACEBOOK, INC.	Y	38.00	25,173	421,233,615	0.0060%	MORGAN STANLEY & CO, LLC	ALLEN & CO INC, BARCLAYS INVESTMENTS, BANC OF AMERICA MERRILL LYNCH, CITIGROUP, CREDIT SUISSE, DEUTSCHE BANK AG, GOLDMAN SACHS & CO, JP MORGAN SECURITIES INC, MORGAN STANLEY & CO, WELLS FARGO BANK NA, RBC CAPITAL MARKETS	Underwriting commission $0.418
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	06/07/2012	219868BS4	CORPORACION ANDINA DE FOMENTO	Y	99.225	90,000	1,092,906,000	0.008%	HSBC	DEUTSCHE BANK SECURITIES INC, GOLDMAN SACHS & CO, HSBC SECURITIES	Underwriting commission 0.250%